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                                                                      EXHIBIT 21

                          RENAISSANCE WORLDWIDE, INC.

                             LIST OF SUBSIDIARIES:

                                                                State/Country of
   Company                                                        Organization
   -------                                                      ----------------
   ARI National Company........................................  Massachusetts
   CANAM, L.L.C................................................  Delaware
   GovConnect.com, Inc.........................................  Delaware
   Hunter Consulting Associates Pty. Limited...................  Australia
   The Hunter Group, Inc.......................................  Maryland
   The Hunter Group International, Inc.........................  Delaware
   Neoglyphics Media Corporation...............................  Illinois
   The Management Decisions Group, Inc.........................  Illinois
   Renaissance II, Inc.........................................  Delaware
   Renaissance III, Inc........................................  Delaware
   Renaissance Government Solutions, Inc.......................  Delaware
   Renaissance Worldwide B.V...................................  Netherlands
   Renaissance Worldwide Consulting Pvt. Ltd...................  India
   Renaissance Worldwide Gmbh & Co. KG.........................  Germany
   Renaissance Worldwide Holding Limited.......................  U.K.
   Renaissance Worldwide International Holdings, Inc...........  Delaware
   Renaissance Worldwide IT Consulting Services, Inc...........  Delaware
   Renaissance Worldwide K.K...................................  Japan
   Renaissance Worldwide Limited...............................  Hong Kong
   Renaissance Worldwide Limited...............................  U.K.
   Renaissance Worldwide Professionals Limited.................  U.K.
   Renaissance Worldwide Singapore Pte. Ltd....................  Singapore
   Renaissance Worldwide S.A...................................  France
   Sterling Information Group, Inc.............................  Delaware
   The Registry.com, Inc.......................................  Delaware
   THG Consulting, Inc.........................................  Canada
   TRI Securities Corp.........................................  Massachusetts